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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements of Kraft Foods Inc. (the "Company") on Form S-8 (File Nos. 333-71266 and 333-84616) and in the Company's Registration Statements on Form S-3 (File Nos. 333-67770, 333-86478 and 333-101829), of our report dated January 23, 2004 relating to the consolidated financial statements of the Company, which appears in this Current Report on Form 8-K dated January 28, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
January 28, 2004

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS